UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 13, 2016

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

2103 CityWest Boulevard Building #4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip code)

(713) 815-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2016, American Midstream Partners, LP (the “Partnership”) and American Midstream Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Partnership (together with the Partnership, the “Issuers”), together with certain of the Issuers’ wholly owned subsidiaries, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $300 million in aggregate principal amount of the Issuers’ 8.500% senior notes due 2021 for resale in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Act (the “Offering”).

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors and customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities.

The Initial Purchasers or their affiliates are lenders and/or agents under the Partnership’s revolving credit facility and the revolving credit facility of JP Energy Partners LP (“JPE”). Upon release of the net proceeds from the Offering from escrow upon completion of the Partnership’s previously announced merger with JPE, the Partnership intends to use the net proceeds from the Offering to repay and terminate JPE’s revolving credit facility and to repay a portion of the outstanding borrowings under its revolving credit facility, and therefore, the Initial Purchasers or their affiliates will receive a portion of such proceeds. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the administrative agent under the Partnership’s revolving credit facility. Bank of America, N.A. is also the administrative agent, co-lead arranger and lender under JPE’s revolving credit facility.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On December 13, 2016, the Issuers issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of December 13, 2016, by and among American Midstream Partners, LP and American Midstream Finance Corporation, as Issuers, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein, and the Guarantors named therein.

99.1	—	Press Release issued by American Midstream Partners, LP dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC its General Partner

Date: December 16, 2016

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of December 13, 2016, by and among American Midstream Partners, LP and American Midstream Finance Corporation, as Issuers, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein, and the Guarantors named therein.

99.1	—	Press Release issued by American Midstream Partners, LP dated December 13, 2016.